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                                                                EXHIBIT 99.B1.2


                    AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                           STRONG EQUITY FUNDS, INC.

        The undersigned Vice President of Strong Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create Strong Index 500 Fund as an additional class of Common Stock:

        "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

        'A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:


                Class                           Authorized Number of Shares
                -----                           ---------------------------

        Strong Growth Fund                              Indefinite
        Strong Small Cap Fund                           Indefinite
        Strong Value Fund                               Indefinite
        Strong Mid Cap Fund                             Indefinite
        Strong Index 500 Fund                           Indefinite' "


        This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on January 31, 1997 in accordance with
Section 180.1002 and 180.1002(2) of the Wisconsin Statutes without shareholder approval.

        Executed in duplicate this 4th day of April, 1997.


                                                STRONG EQUITY FUNDS, INC.


                                                Thomas P. Lemke
                                                -------------------------------
                                                Thomas P. Lemke, Vice President


This instrument was drafted by:

John S. Weitzer
Strong Capital Management, Inc.
100 Hertiage Reserve
Menomonee Falls, Wisconsin 53501